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                                                                       EXHIBIT 5


                   [MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD]

June 7, 1996



Safeskin Corporation
12671 High Bluff Drive, Building B
San Diego, California 92130

Re:      Offering of Shares Pursuant to
         Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Safeskin Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an additional 1,000,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issued or to be issued pursuant to awards under the Safeskin Corporation Amended and Restated Equity Compensation Plan (the "Equity Plan").

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation of the Company, (b) the Bylaws of the Company, (c) the Equity Plan and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Florida.

         2. The Shares have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and will be fully paid and non-assessable.





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We render the foregoing opinions as members of the Bar of the State of Florida and express no opinion as to laws other than the laws of the State of Florida.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

Very truly yours,



/s/ MORGAN, LEWIS & BOCKIUS LLP